EXHIBIT 2.1
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                         AGREEMENT AND PLAN OF MERGER

                                    AMONG

                           CARREKER-ANTINORI, INC.,

                            GO ACQUISITION CORP.,

                           GENISYS OPERATION, INC.

                                     AND

                               KEVIN J. TAYLOR
                              RONALD W. KREYKES
                              THOMAS R. FLANNERY
                               ROBERT A. WALSH
                                     AND
                            PATRICK M. ROGAL-DAVIS

                            AS OF JANUARY 29, 1999

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                              TABLE OF CONTENTS

                                                                          PAGE
ARTICLE I     PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . .2

1.01          The Merger . . . . . . . . . . . . . . . . . . . . . . . . . .2

1.02          Fractional Shares. . . . . . . . . . . . . . . . . . . . . . .2

1.03          Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . .2

1.04          Effects of the Merger. . . . . . . . . . . . . . . . . . . . .2

1.05          Further Assurances . . . . . . . . . . . . . . . . . . . . . .3

1.06          Tax-free Reorganization. . . . . . . . . . . . . . . . . . . .3

1.07          Pooling of Interests . . . . . . . . . . . . . . . . . . . . .3

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE GENISYS SHAREHOLDERS . .3

2.01          Organization and Good Standing . . . . . . . . . . . . . . . .3

2.02          Power, Authorization and Validity. . . . . . . . . . . . . . .4

2.03          Capitalization . . . . . . . . . . . . . . . . . . . . . . . .4

2.04          Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .5

2.05          No Violation of Existing Agreements. . . . . . . . . . . . . .5

2.06          Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .5

2.07          Genisys Financial Statements . . . . . . . . . . . . . . . . .5

2.08          Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . .6

2.09          Title to Properties. . . . . . . . . . . . . . . . . . . . . .8

2.10          Absence of Certain Changes . . . . . . . . . . . . . . . . . .8

2.11          Agreements and Commitments . . . . . . . . . . . . . . . . . 10

2.12          Intellectual Property. . . . . . . . . . . . . . . . . . . . 11

2.13          Compliance with Laws . . . . . . . . . . . . . . . . . . . . 11

2.14          Certain Transactions and Agreements. . . . . . . . . . . . . 12

2.15          Employees. . . . . . . . . . . . . . . . . . . . . . . . . . 12

2.16          Corporate Documents. . . . . . . . . . . . . . . . . . . . . 14

2.17          No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 14

2.18          Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 14

2.19          Books and Records. . . . . . . . . . . . . . . . . . . . . . 14

2.20          Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                       i
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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                          PAGE

2.21          Environmental Matters. . . . . . . . . . . . . . . . . . . . 15

2.22          Government Contracts . . . . . . . . . . . . . . . . . . . . 16

2.23          Sale of Genisys. . . . . . . . . . . . . . . . . . . . . . . 16

2.24          Product Liability and Warranty Proceedings . . . . . . . . . 16

2.25          WARN Compliance. . . . . . . . . . . . . . . . . . . . . . . 16

2.26          ADA Compliance . . . . . . . . . . . . . . . . . . . . . . . 16

2.27          Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . 16

2.28          Accounts Receivable. . . . . . . . . . . . . . . . . . . . . 17

2.29          Interests in Customers, Suppliers, Etc . . . . . . . . . . . 18

2.30          Business Relations . . . . . . . . . . . . . . . . . . . . . 18

2.31          Bank Accounts and Powers of Attorney . . . . . . . . . . . . 18

ARTICLE III   INVESTMENT REPRESENTATIONS . . . . . . . . . . . . . . . . . 18

3.01          Information Delivered. . . . . . . . . . . . . . . . . . . . 18

3.02          Accredited Investors . . . . . . . . . . . . . . . . . . . . 19

3.03          Investment Purposes. . . . . . . . . . . . . . . . . . . . . 19

3.04          Stock Ownership. . . . . . . . . . . . . . . . . . . . . . . 19

3.05          Waiver of Preemptive Rights. . . . . . . . . . . . . . . . . 19

3.06          No Disposal of Shares. . . . . . . . . . . . . . . . . . . . 20

3.07          No Claims. . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF CARREKER-ANTINORI. . . . . 20

4.01          Organization and Good Standing . . . . . . . . . . . . . . . 20

4.02          Power, Authorization and Validity. . . . . . . . . . . . . . 20

4.03          Capitalization . . . . . . . . . . . . . . . . . . . . . . . 21

4.04          No Violation of Existing Agreements. . . . . . . . . . . . . 21

4.05          No Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 21

4.06          Carreker-Antinori Common Stock . . . . . . . . . . . . . . . 21

4.07          Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 21

4.08          Information Delivered. . . . . . . . . . . . . . . . . . . . 22

4.09          Compliance with Laws . . . . . . . . . . . . . . . . . . . . 22

                                       ii
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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                          PAGE

ARTICLE V     CLOSING MATTERS. . . . . . . . . . . . . . . . . . . . . . . 22

5.01          The Closing. . . . . . . . . . . . . . . . . . . . . . . . . 22

5.02          Exchange of Certificates . . . . . . . . . . . . . . . . . . 22

ARTICLE VI    CONDITIONS TO OBLIGATIONS OF GENISYS AND THE GENISYS
              SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . 23

6.01          Compliance with Law. . . . . . . . . . . . . . . . . . . . . 23

6.02          Opinion of Carreker-Antinori's Counsel . . . . . . . . . . . 23

6.03          Tax Opinion of Genisys' Counsel. . . . . . . . . . . . . . . 23

6.04          No Litigation. . . . . . . . . . . . . . . . . . . . . . . . 24

6.05          Certain Agreements . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VII   CONDITIONS TO OBLIGATIONS OF CARREKER-ANTINORI . . . . . . . 24

7.01          Compliance with Law. . . . . . . . . . . . . . . . . . . . . 24

7.02          Opinion of Genisys' Counsel. . . . . . . . . . . . . . . . . 24

7.03          Tax Opinion of Counsel to Carreker-Antinori. . . . . . . . . 24

7.04          No Litigation. . . . . . . . . . . . . . . . . . . . . . . . 24

7.05          Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 25

7.06          Pooling Opinion. . . . . . . . . . . . . . . . . . . . . . . 25

7.07          Certain Agreements . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VIII  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . 25

8.01          Termination. . . . . . . . . . . . . . . . . . . . . . . . . 25

8.02          Certain Continuing Obligations . . . . . . . . . . . . . . . 25

ARTICLE IX    SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES,
              CONTINUING COVENANTS . . . . . . . . . . . . . . . . . . . . 25

9.01          Survival of Representations. . . . . . . . . . . . . . . . . 25

9.02          Genisys Agreement to Indemnify . . . . . . . . . . . . . . . 26

9.03          Carreker-Antinori Agreement to Indemnify . . . . . . . . . . 29

9.04          [Intentionally left blank] . . . . . . . . . . . . . . . . . 31

9.05          Certain Agreements . . . . . . . . . . . . . . . . . . . . . 31

9.06          Regulatory Approvals by Genisys Shareholders . . . . . . . . 31

9.07          Genisys Affiliate Agreements . . . . . . . . . . . . . . . . 31

9.08          Regulatory Approvals by Carreker-Antinori. . . . . . . . . . 31

                                      iii
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                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                          PAGE

9.09          Carreker-Antinori Affiliate Agreements . . . . . . . . . . . 31

9.10          Registration Rights. . . . . . . . . . . . . . . . . . . . . 32

ARTICLE X     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 35

10.01         Governing Law; Specific Performance; Dispute Resolution. . . 35

10.02         Assignment; Binding Upon Successors and Assigns. . . . . . . 36

10.03         Severability . . . . . . . . . . . . . . . . . . . . . . . . 36

10.04         Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 37

10.05         Other Remedies . . . . . . . . . . . . . . . . . . . . . . . 37

10.06         Amendment and Waivers. . . . . . . . . . . . . . . . . . . . 37

10.07         No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . 37

10.08         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 37

10.09         Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 37

10.10         Construction of Agreement; Knowledge . . . . . . . . . . . . 39

10.11         No Joint Venture . . . . . . . . . . . . . . . . . . . . . . 39

10.12         Further Assurances . . . . . . . . . . . . . . . . . . . . . 39

10.13         Absence of Third Party Beneficiary Rights. . . . . . . . . . 39

10.14         Public Announcement. . . . . . . . . . . . . . . . . . . . . 40

10.15         Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 40

10.16         Time is of the Essence . . . . . . . . . . . . . . . . . . . 40

10.17         Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 41

10.18         Termination of Shareholders Agreement; Waiver of
              Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . 41

                                      iv
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
Schedules

Schedule 2.01       Organization and Good Standing
Schedule 2.04       Subsidiaries
Schedule 2.05       No Violation of Existing Agreements
Schedule 2.06       Litigation
Schedule 2.07       Genisys Financial Statements
Schedule 2.08       Taxes
Schedule 2.09       Title to Properties
Schedule 2.10       Absence of Certain Changes
Schedule 2.10(i)    Changes in Management and Key Personnel
Schedule 2.11       Agreements and Commitments
Schedule 2.12       Intellectual Property
Schedule 2.13       Compliance with Laws
Schedule 2.14       Certain Transactions and Agreements
Schedule 2.15(a)    Employees
Schedule 2.15(c)    Benefit Plans
Schedule 2.15(e)    Affiliate Transactions
Schedule 2.15(f)    Employees, Officers and Consultants
Schedule 2.15(g)    Benefit Plan Contributions
Schedule 2.22       Government Contracts
Schedule 2.20       Insurance
Schedule 2.26       ADA
Schedule 2.27       Year 2000
Schedule 2.28       Accounts Receivable
Schedule 2.30       Business Relations
Schedule 2.31       Bank Accounts and Powers of Attorney
Schedule 3.04       Stock Ownership
Schedule 4.02(b)    Consents
Schedule 4.04       No Violation of Existing Agreements

                                      (i)

EXHIBITS
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

Exhibit A-1              Articles of Merger
Exhibit A-2              Composition of Directors and Officers of Surviving Corporation
Exhibits B-1 and B-2     Employment Agreements
Exhibit C                Noncompetition Agreement
Exhibit D                Form of Escrow Agreement
Exhibit E                Senior Staff Confidentiality and Intellectual Property
                         Ownership Agreement
Exhibit F                Genisys Affiliate Agreement
Exhibit G                Carreker-Antinori Affiliate Agreement
Exhibit H                Opinion of Locke Liddell & Sapp LLP
Exhibit I                Tax Opinion of Arter & Hadden LLP
Exhibit J                Opinion of Arter & Hadden LLP
Exhibit K                Tax Opinion of Locke Liddell & Sapp LLP
Exhibit L                Pooling Opinion of Ernst & Young LLP
Exhibit 1.01(a)          Shares to be Issued





                                     (ii)

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of January 29, 1999, among Carreker-Antinori, Inc., a Delaware corporation ("CARREKER-ANTINORI"), GO Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Carreker-Antinori ("NEWCO"), Genisys Operation, Inc., a Texas corporation ("GENISYS"), and Kevin J. Taylor, Ronald W. Kreykes, Thomas
R. Flannery, Robert A. Walsh, and Patrick M. Rogal-Davis (collectively, the "GENISYS SHAREHOLDERS").

                                   RECITALS

A. The parties intend that, subject to the terms and conditions hereinafter set forth, Newco will merge with and into Genisys (the "MERGER"). Genisys will be the surviving corporation (the "SURVIVING CORPORATION") and will become a wholly owned subsidiary of Carreker-Antinori. The merger will occur in accordance with the terms of this Agreement and Plan of Merger and the applicable provisions of the laws of the State of Texas. Upon the Merger, all outstanding Common Stock of Genisys will be converted into Common Stock of Carreker-Antinori and all outstanding Common Stock of Newco will be converted into Common Stock of Genisys, in each case in the manner and on the basis determined herein and as provided in this Agreement and Plan of Merger.

B. The Merger is intended to be treated as a "pooling of interests" for accounting purposes and a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE").

C. Concurrently with the execution and delivery of this Agreement, the Genisys Shareholders are executing and delivering to Genisys' Secretary their unanimous written consents, as all of Genisys' shareholders, to the Merger, this Agreement, the Articles of Merger as set forth in substantially the form attached hereto as EXHIBIT A-1 (the "Articles of Merger") and the transactions provided for herein.

D. Concurrently with the execution and delivery of this Agreement: each of the Genisys Shareholders is entering into with Carreker-Antinori (1) an Employment Agreement in the form of either EXHIBIT B-1 OR B-2, (2) a Noncompetition Agreement in the form of EXHIBIT C, (3) an Escrow Agreement in the form of EXHIBIT D, (4) a Confidentiality and Intellectual Property Ownership Agreement in the form of EXHIBIT E and (5) a Genisys Affiliate Agreement substantially in the form of EXHIBIT F.

E. Concurrently with the execution and delivery of this Agreement Carreker-Antinori is entering into (1) an Employment Agreement in the form of either EXHIBIT B-1 OR B-2 with each of the Genisys Shareholders and (2) a Carreker-Antinori Affiliate Agreement in the form of EXHIBIT G.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of Carreker-Antinori, Genisys, the Genisys Shareholders and Newco contained herein, the parties agree as follows:


AGREEMENT AND PLAN OF MERGER - Page 1

                                  ARTICLE I

                                PLAN OF MERGER

     1.01 THE MERGER. The Articles of Merger will be filed with the Secretary of State of the State of Texas as soon as practicable after the execution and delivery of this Agreement and all other agreements and documents contemplated hereby (hereinafter the "CLOSING"). The effective time of the Merger as specified in the Articles of Merger (the "EFFECTIVE TIME") will occur on or before January 29, 1999 or on such other date as the parties may mutually agree upon. Newco will be merged with and into Genisys pursuant to this Agreement and Plan of Merger and in accordance with applicable provisions of the laws of the State of Texas as follows:

          (a) CONVERSION OF SHARES. The shares of Genisys Common Stock, $.01 par value per share (the "GENISYS COMMON STOCK"), that are issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into 1,240,000 fully paid and nonassessable shares of Carreker-Antinori Common Stock, $.01 par value per share (the "CARREKER-ANTINORI COMMON STOCK") all as contemplated by Exhibit
     1.01 hereto.

          (b) GENISYS TREASURY STOCK. All shares of Genisys Common Stock that are held by Genisys as treasury stock shall be cancelled and retired and no shares of Carreker-Antinori Common Stock shall be delivered or paid in exchange therefor.

     1.02 FRACTIONAL SHARES. No fractional shares of Carreker-Antinori Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Genisys Common Stock who would otherwise be entitled to receive a fraction of a share of Carreker-Antinori Common Stock would receive from Carreker-Antinori, promptly after the Effective Time, an amount of cash equal to $7.00 multiplied by the fraction of a share of Carreker-Antinori Common Stock to which such holder would otherwise be entitled.

     1.03 ESCROW AGREEMENT. Pursuant to the Escrow Agreement in the form of EXHIBIT D (the "ESCROW AGREEMENT"), Carreker-Antinori will withhold from the shares of Carreker-Antinori Common Stock that would otherwise be delivered to the Genisys Shareholders, approximately (but no more than) 124,000 shares of Carreker-Antinori Common Stock, being approximately (but no more than) 10% of the total number of shares of Carreker-Antinori Common Stock issuable to such shareholders in the Merger. On the Closing Date, Carreker-Antinori will deposit or cause to be deposited in escrow pursuant to the Escrow Agreement certificates representing the shares thus withheld (the "ESCROW SHARES") as collateral for the indemnification obligations of the Genisys Shareholders under Section 9.02, pending the release of the Escrow Shares from escrow pursuant to the Escrow Agreement.

     1.04 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into Genisys and Genisys will be the surviving corporation pursuant to the terms of this Agreement, (b) the Articles of Incorporation and Bylaws of Newco will become the Articles of Incorporation and Bylaws of the Surviving Corporation, (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the Surviving Corporation,

AGREEMENT AND PLAN OF MERGER - Page 2

(d) the composition of the Board of Directors of Genisys shall be as set forth in EXHIBIT A-2, (e) the officers of Genisys shall be the persons set forth in EXHIBIT A-2 and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

     1.05 FURTHER ASSURANCES. Genisys agrees that if, at any time after the Effective Time, Carreker-Antinori considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of Genisys, Carreker-Antinori and any of its officers are hereby authorized by Genisys to execute and deliver all such proper deeds, assignments and assurances and do all other things reasonably necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Genisys or otherwise.

     1.06 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. The shares of Carreker-Antinori Common Stock issued in the Merger will be issued solely in exchange for the issued and outstanding shares of Genisys Common Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for Genisys Common Stock. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code will be paid by Carreker-Antinori for shares of Genisys Common Stock in the Merger. In addition, Carreker-Antinori represents that it presently intends, and that at the Effective Time it will intend, to continue Genisys' historic business or use a significant portion of Genisys' business assets in a business.

     1.07 POOLING OF INTERESTS. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes.

                                  ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE GENISYS SHAREHOLDERS

     Subject to the provisions and limitations of Article IX hereof, each of the Genisys Shareholders hereby severally represents and warrants (in the proportion by which his shares of Genisys Common Stock bears to the total number of outstanding shares of Genisys Common Stock) that:

     2.01 ORGANIZATION AND GOOD STANDING. Genisys is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

     Genisys is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed in SCHEDULE 2.01, which is each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Genisys, its assets, properties or financial condition.

AGREEMENT AND PLAN OF MERGER - Page 3

     2.02  POWER, AUTHORIZATION AND VALIDITY.

          (a) Genisys has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Genisys is or will be a party as contemplated by this Agreement (the "GENISYS ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Genisys Ancillary Agreements have been duly and validly approved by Genisys Board of Directors and the Genisys Shareholders, as required by applicable law.

          (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Genisys to enter into, and to perform its obligations under, this Agreement and the Genisys Ancillary Agreements, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Texas (which filing has been authorized by all necessary corporate approvals), and (ii) consents required under material contracts disclosed in SCHEDULE 2.05 as exceptions to the representation made in the last sentence of Section 2.05.

          (c) This Agreement and the Genisys Ancillary Agreements are, or when executed and delivered by Genisys will be, valid and binding obligations of Genisys, enforceable against Genisys in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and
     (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) any rights to indemnification being limited under applicable securities laws; provided, however, that the Genisys Ancillary Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

     2.03  CAPITALIZATION.

          (a) AUTHORIZED/OUTSTANDING CAPITAL STOCK. The authorized capital stock of Genisys consists of 1,000,000 shares of Genisys Common Stock, $.01 par value per share, of which 122,000 shares are issued and outstanding as of this date and as of the Closing Date, and all of which issued and outstanding shares are held of record and owned by the Genisys Shareholders. Genisys has no authorized or issued shares of Preferred Stock. All issued and outstanding shares of Genisys Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Genisys in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

          (b) OPTIONS/RIGHTS. There are no stock appreciation rights, options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Genisys' authorized but unissued capital stock, there are no options, warrants, conversion privileges or preemptive or other rights or agreements to which Genisys is a party involving the purchase or other acquisition of any share of Genisys capital stock, and there is no liability for dividends accrued but unpaid; and there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and State of Texas securities laws) applicable to any of Genisys' outstanding securities.

AGREEMENT AND PLAN OF MERGER - Page 4

     2.04 SUBSIDIARIES. Except as disclosed on SCHEDULE 2.04, Genisys does not have any subsidiaries or any equity interests, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     2.05 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Genisys Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of Genisys, as currently in effect,
(b) any material instrument or contract to which Genisys is a party or by which Genisys is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to and that would have a material adverse effect on Genisys or its assets or properties. The consummation of the Merger by Genisys will not require the consent of any third party and will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of those agreements, other than as set forth in SCHEDULE 2.05.

     2.06 LITIGATION. Except as set forth in SCHEDULE 2.06, there is no action, proceeding or investigation pending or, to the knowledge of Genisys or the Genisys Shareholders, threatened against Genisys before any court or administrative agency. Except as set forth on SCHEDULE 2.06, no person, firm, corporation or entity has a claim against Genisys (or a successor in interest to Genisys) based upon: (a) ownership or rights to ownership of any shares of Genisys Common Stock, (b) any rights as a Genisys securities holder, including, without limitation, any option or other right to acquire any Genisys securities, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between Genisys and any Genisys securities holder or former Genisys securities holder in such holder's capacity as such.

     2.07 GENISYS FINANCIAL STATEMENTS. Genisys has delivered to Carreker-Antinori the financial information (the "Genisys Financial Data"), in computer file form, prepared and used by Genisys in the ordinary course of busines to compile its financial statements as of and for the fiscal periods from August 1, 1995 through December 31, 1998 as further described in
SCHEDULE 2.07 (the "GENISYS FINANCIAL STATEMENTS"). Genisys Financial Data has been prepared on a cash basis and, in all material respects, (a) is in accordance with the books and records of Genisys and (b) fairly and accurately represents the financial condition of Genisys at the dates specified therein and the results of operations for the respective periods specified therein. Except as set forth in SCHEDULE 2.07, Genisys has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or disclosed in the Genisys Financial Data, except for (i) those that are not required to be reported in accordance with generally accepted accounting principles and (ii) those that may have been incurred after December 31, 1998 (the "BALANCE SHEET DATE") in the ordinary course of its business.

     The Genisys Financial Data reflects all material transactions of the business of Genisys during the periods covered thereby consistent with the basis of accounting historically used by Genisys, and all documentation that is necessary to support such transactions has been made, and after the Closing (to the extent such documentation is not in the possession of Genisys as of the Closing) will be, available to Carreker-Antinori.

AGREEMENT AND PLAN OF MERGER - Page 5

     2.08  TAX MATTERS.  Except as disclosed in SCHEDULE 2.08:

           (a) RETURNS AND REPORTS. (i) All Tax Returns required to be filed with any Taxing Authority in any jurisdiction by or for Genisys on or before the Closing Date have been duly and timely filed, or extensions of time within which to file such Tax Returns have been obtained; and (ii) all such Tax Returns are true, correct and complete in all material respects.

           (b) PAYMENT. (i) Genisys has timely paid or has made adequate provision for the payment of all Taxes for which Genisys is or may become liable for payment, insofar as such Taxes are, were or will be due and payable on or prior to the Closing Date; (ii) all Tax deficiencies assessed against Genisys as a result of any examination of Tax Returns of Genisys have been paid or are being contested in good faith; and (iii) Genisys is not the subject of, nor has it been notified that is the subject of, any investigation, assessment, adjustment, audit or other proceeding proposing any deficiency in respect of any Tax, and to the knowledge of Genisys and the Genisys Shareholders, no investigation, assessment, adjustment, or audit has been threatened.

           (c) TAXES. Genisys has made adequate provisions on the Genisys Financial Statements for all Taxes payable by Genisys for any period for which no Tax Return has yet been filed or for which Tax Returns have been filed but payment of the Tax shown to be due thereon is not yet due.

           (d) EXTENSIONS. No agreements, waivers, or other arrangements exist providing for an extension of time or statutory periods of limitation with respect to payment by, or assessment against, Genisys of any Tax and no request for any such arrangements, waivers, or other agreements have been made; furthermore, no unrevoked power of attorney with respect to any Tax has been executed or filed with the Internal Revenue Service or any other Taxing Authority.

           (e) PROCEEDINGS. No suit, actions, claims, or proceedings have been asserted as of the date hereof against Genisys in respect of any Tax.

           (f) SECTION 341(f) ELECTION. No election under Section 341(f) of the Code has been or will be filed by or on behalf of Genisys.

           (g) TAX LIENS. There are no Tax liens as of the date hereof upon any of the assets or properties of Genisys except for statutory liens for Taxes not yet due or delinquent.

           (h) WITHHOLDING. The amounts of Taxes withheld by or on behalf of Genisys with respect to all amounts paid to employees of Genisys or creditors or other parties for all periods ending on or before the Closing Date have been proper and accurate in all material respects, and all deposits required with respect to amounts paid to such employees, creditors or other parties have been made in compliance in all material respects with the provisions of all applicable Tax laws.

           (i) TAX SHARING AGREEMENTS. Genisys is not party to, nor has any obligations under, any tax sharing or similar agreement or arrangement other than among themselves (all of which have been disclosed to Carreker-Antinori).

AGREEMENT AND PLAN OF MERGER - Page 6

           (j) RECORDS. Genisys has made available for inspection by Carreker-Antinori: (i) complete and correct copies of all Tax Returns of Genisys that have been required to be filed for taxable periods ending with or within the last five calendar years and for such longer period as Carreker-Antinori has requested in writing not to exceed the period of the relevant statute of limitations; (ii) complete and correct copies of all ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements and any similar documents submitted by, received by or agreed to by or on behalf of Genisys and relating to taxable periods ending with or within the last five calendar years and for such longer period as Carreker-Antinori has requested in writing, not to exceed the period of the relevant statute of limitations; and (iii) copies of all record retention agreements currently in effect between Genisys with any Taxing Authority.

           (k) ACCOUNTING METHODS. (i) Genisys has not agreed to make any adjustment by reason of a change in its accounting method that would affect the taxable income or deductions of Genisys for any period following the Closing Date; (ii) except as a result of its utilization of this cash method of reporting, Genisys will not be required to include in a taxable period on or after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or before the Closing Date; and (iii) Genisys is not required to include income in any amount under Section 481 of the Code (or any comparable provisions of state, local or foreign law), by reason of a change in accounting methods or otherwise, as a result of actions taken prior to the Closing Date.

           (l) TRANSFER PRICING AGREEMENTS. There are no transfer pricing agreements made by Genisys with any Taxing Authority.

           (m) EXCESS PARACHUTE PAYMENTS. Genisys is not a party to any agreement, contract, arrangement or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

           (n) CONTROLLED FOREIGN CORPORATION. Genisys does not own any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of
     Section 1297 of the Code) or other entity the income of which is required to be included in the income of Genisys whether or not distributed.

           (o) UNITED STATES REAL PROPERTY HOLDING COMPANY. Genisys is not, and has not been during the five-year period ending on the Closing Date, a "United States real property holding corporation" within the meaning of
     Section 897 of the Code.

           (p) Notwithstanding any provision to the contrary in Article II of this Agreement, the representations and warranties contained in Article II of this Agreement shall not apply to any Taxes resulting from or attributable to the use by Genisys of the cash method of accounting.

           (q) For the purposes of this Section 2.08 the following terms shall have the meanings set forth below:

AGREEMENT AND PLAN OF MERGER - Page 7

     "TAX" or "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

     "TAX RETURN" or "TAX RETURNS" shall mean all returns, declarations of estimated tax payments, reports, forms, estimates, information returns, statements and other documentation, including any related or supporting information filed with respect to any of the foregoing, maintained, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

     "TAXING AUTHORITY" shall mean any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasigovernmental body exercising any Taxing Authority or any other authority exercising Tax regulatory authority.

     2.09 TITLE TO PROPERTIES. Genisys has good and valid title to all of its assets as shown on the balance sheet as of the Balance Sheet Date derived from the Genisys Financial Data, free and clear of all liens, charges or encumbrances (other than for Taxes not yet due and payable and Permitted Liens (as defined below)), other than such material assets set forth on
SCHEDULE 2.09 as were sold by Genisys in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. "PERMITTED LIENS" means any lien, mortgage, encumbrance or restriction that is reflected in Genisys Financial Statements and is not in excess of $10,000 and which does not materially detract from the value or materially interfere with the use, as currently used, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. There are no UCC financing statements of record naming Genisys as debtor. The machinery and equipment included in such assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Genisys is a party are fully effective and afford Genisys peaceful and undisturbed possession of the subject matter of the lease. Genisys is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Genisys has not received any notice of such violation with which it has not complied or had waived.

     2.10 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, except as set forth in SCHEDULE 2.10, there has not been with respect to Genisys:

          (a) any change in the financial condition, properties, assets, liabilities business, results of operations or prospects of Genisys, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on Genisys;

          (b) any contingent liability incurred by Genisys as guarantor or surety with respect to the obligations of others;

AGREEMENT AND PLAN OF MERGER - Page 8

          (c) any material mortgage, encumbrance or lien placed on any of the properties of Genisys;

          (d) any material obligation or liability incurred by Genisys other than in the ordinary course of business;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Genisys other than in the ordinary course of business;

          (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Genisys;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Genisys, any split, stock dividend, combination or recapitalization of the capital stock of Genisys or any direct or indirect redemption, purchase or other acquisition by Genisys of the capital stock of Genisys;

          (h) any material labor dispute or claim of material unfair labor practices, any change in the compensation payable or to become payable to any of Genisys' officers, employees or agents earning compensation at an anticipated annual rate in excess of $50,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Genisys' other officers, employees or agents other than normal annual compensation increases in accordance with past practices or any bonus payment or arrangement made to or with any of such other officers, employees or agents other than normal bonuses or other arrangements made in accordance with past practices;

          (i) any material change with respect to the management, supervisory, development or other key personnel of Genisys (the management, supervisory, development and other key personnel of Genisys being listed on
     SCHEDULE 2.10(i));

          (j) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in Genisys Financial Statements or
     (ii) incurred in the ordinary course of business after the Balance Sheet Date; or

          (k) any obligation, or material liability incurred by Genisys to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliate except normal compensation and expense allowances payable to officers.

     2.11 AGREEMENTS AND COMMITMENTS. Except as set forth in SCHEDULE 2.11, or as listed in SCHEDULE 2.12, SCHEDULE 2.15(c) or SCHEDULE 2.15(f) as required by Section 2.12, Section 2.15(c) or Section 2.15(f), respectively, Genisys is not a party or subject to any oral or written agreement, obligation or commitment that is material to Genisys, its financial condition, business or prospects or which is described below:

AGREEMENT AND PLAN OF MERGER - Page 9

          (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to Genisys in an aggregate amount of
     (i) $10,000 or more in the ordinary course of business or (ii) $10,000 or more not in the ordinary course of business;

          (b) Any license agreement as licensor (except for any nonexclusive software license granted by Genisys to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to Carreker-Antinori);

          (c) Any agreement by Genisys to encumber, transfer or sell rights in or with respect to any Genisys Intellectual Property (as defined in Section 2.12);

          (d) Any agreement for the sale or lease of real or personal property involving more than $10,000 per year;

          (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of Genisys' products;

          (f)  Any franchise agreement or financing statement;

          (g)  Any stock redemption or purchase agreement;

          (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

          (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligations, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Genisys incurred or made in the ordinary course of business, and except as disclosed in Genisys Financial Statements; or

          (j) Any contract containing covenants purporting to limit Genisys' freedom to compete in any line of business in any geographic area.

           All agreements, obligations and commitments listed in SCHEDULE 2.11,
     SCHEDULE 2.12, SCHEDULE 2.15(c), or SCHEDULE 2.15(f) as required by
     Section 2.11, Section 2.12, Section 2.15(c) or Section 2.15(f), as the case may be, are valid and in full force and effect in all material respects, and except as expressly noted in writing, a true and complete copy of each has been delivered or been made available to Carreker-Antinori or its counsel. Except as noted on SCHEDULE 2.11 neither Genisys nor, to the knowledge of Genisys or the Genisys Shareholders, any other party is in breach of or default under any material terms of any such agreement, obligation or commitment. Genisys is not a party to any contract or arrangement that it reasonably expects will have a material adverse effect on its business or prospects.

     2.12 INTELLECTUAL PROPERTY. Genisys owns all right, title and interest in, or has the right to use, all domestic and foreign patent applications, patents, patent licenses, trademark applications, trademarks, service marks, trade names, copyrights applications, copyrights, trade secrets, know-how, technology, material software licenses and other intellectual property and

AGREEMENT AND PLAN OF MERGER - Page 10
proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights ("GENISYS INTELLECTUAL PROPERTY"). Genisys has taken reasonable measures to protect all Genisys Intellectual Property, and, except as set forth on SCHEDULE 2.12, neither Genisys nor any Genisys Shareholder has any knowledge of any infringement of any Genisys Intellectual Property by any third party. As to the third party products listed on Schedule 2.12 (the "GENISYS THIRD PARTY PRODUCTS"), Genisys has obtained appropriate licensing rights to the same and the use by Genisys of Genisys Third Party Products does not infringe the rights of Genisys' licensors. Set forth on SCHEDULE 2.12 delivered to Carreker-Antinori herewith is a true and complete list of all copyright and trademark registrations (and any applications therefor) and all patents (and any applications therefor) for Genisys Intellectual Property owned by Genisys. Neither Genisys nor any Genisys Shareholder has any knowledge of any material loss, cancellation, termination of expiration of any such registration or patent except as set forth on SCHEDULE 2.12. To the knowledge of Genisys or the Genisys Shareholders, the business of Genisys as conducted as of the date hereof, including (without limitation) the business of development, production, marketing, licensing and sale of commercial products using Genisys Intellectual Property and proprietary rights, does not infringe or violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and Genisys has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person or entity. With respect to Genisys Third Party Products, Genisys has obtained appropriate licensing rights to such Genisys Third Party Products and the use by Genisys of Genisys Third Party Products does not infringe the rights of Genisys' licensors. Genisys has the right to manufacture all of its products and the right to use all of its registered user lists, and to the knowledge of Genisys or the Genisys Shareholders, is not using any confidential information or trade secrets of any former employer of any past or present employees.

     2.13 COMPLIANCE WITH LAWS. Except as set forth in Schedule 2.13, Genisys has complied and is and will be at the Closing Date in full compliance with all material laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgements and decrees (collectively, "Laws"), applicable to Genisys or to the assets, properties and business of Genisys, including, without limitation (a) all applicable federal and state securities laws and regulations, (b) all applicable federal state and local Laws, pertaining to (i) the sale, licensing, leasing, ownership or management of Genisys' owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment or wages and hours, or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgements or decrees applicable to the export or re-export of controlled commodities or technical data, or (d) the Immigration Reform and Control Act; provided, however, that this Section 2.13 shall not apply to any Law to the extent Genisys and the Genisys Shareholders have provided a representation and warranty elsewhere in this Agreement as to past and present compliance by Genisys with such Law. Genisys has received all material permits and approvals from and has made all material filings with third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

AGREEMENT AND PLAN OF MERGER - Page 11

     2.14 CERTAIN TRANSACTIONS AND AGREEMENTS. No person who is an officer or director of Genisys, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in any firm or corporation that competes with Genisys or Carreker-Antinori (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation the stock of which is publicly traded). Except as set forth in SCHEDULE 2.14, no person who is an officer or director of Genisys, or any member of any officer's or director's immediate family, is directly or indirectly interested in any material contract or informal arrangement with Genisys, except for compensation for services as an officer, director or employee of Genisys and except for the normal rights of a shareholder.
Except at set forth in SCHEDULE 2.14, none of such officers or directors or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of Genisys, except for the normal rights of a shareholder.

     2.15  EMPLOYEES.

          (a) Except as set forth in SCHEDULE 2.15(a), Genisys has no employment contract or material consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Genisys.

          (b) Genisys (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) to the knowledge of Genisys or the Genisys Shareholders, has no material current labor dispute.
     Neither Genisys nor any Genisys Shareholder has any knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations, and neither Genisys nor any Genisys Shareholder has any knowledge that any of its key development employees (each of whom is listed on SCHEDULE 2.10(i)) intends to leave its employ.

          (c) SCHEDULE 2.15(c) delivered by Genisys to Carreker-Antinori herewith contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefits plan maintained, contributed to, or required to be contributed to, by Genisys or any ERISA Affiliate (as defined herein) for the benefit of any Genisys employee, former employee or retired employee (the "EMPLOYEE PLANS"), including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). "ERISA Affiliate" as used in this Section 2.15 shall mean any other person or entity under common control with Genisys within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder. Genisys does not now, nor has it ever, maintained, participated in, or contributed to, any Employee Plan which is subject to
     Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, Section 412 of the Code, or any multiemployer plan as defined in Section 3(37) of ERISA. Genisys has delivered true and complete copies of all the Employee Plans, together with the most recent summary plan descriptions, if any, required under ERISA, and the three most recent annual reports (Forms 5500 and all schedules thereto), if any,

AGREEMENT AND PLAN OF MERGER - Page 12
     required under ERISA, to Carreker-Antinori. Each of the Employee Plans, and its operation and administration, is in material compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as set forth in SCHEDULE 2.15(c), any such Employee Plans that are employee pension benefit plans (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Reform Act of 1986. In addition, to Genisys' knowledge, no "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan. The group health plans as defined in
     Section 4980B(g) of the Code that benefit employees of Genisys are in material compliance with the continuation coverage requirements of Section 4980B of the Code. To the knowledge of the Genisys Shareholders, there are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. No Employee Plan provides life insurance, medical or other medical benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by statute. Except as set forth in
     SCHEDULE 2.15(c) (which does not identify any individual by name, Social Security number or in any other manner), no employee of Genisys and no person subject to any Genisys health plan has made medical claims during the twelve months preceding the date hereof for $25,000 or in the aggregate, or, to the knowledge of Genisys or the Genisys Shareholders, has any catastrophic illness.

          (d) To the knowledge of Genisys or the Genisys Shareholders, no employee of Genisys is in material violation of (i) any term of any employment contract, patent disclosure agreement or noncompetition agreement or (ii) any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Genisys or to use trade secrets or proprietary information of others. To the knowledge of Genisys or the Genisys Shareholders, the employment of any employee of Genisys does not of itself subject Genisys to any liability to any third party.

          (e) Except as set forth in SCHEDULE 2.15(e), Genisys is not a party to any (i) agreement with any executive officer or other key employee of Genisys (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Genisys in the nature of any of the transactions contemplated by this Agreement, or any other business combination transaction, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment or
     (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f) A list of all employees, officers and development consultants of Genisys and their current compensation and benefits or related agreements with employer as of the date of this Agreement is set forth on
     SCHEDULE 2.15(f).

AGREEMENT AND PLAN OF MERGER - Page 13

          (g) Except as set forth in SCHEDULE 2.15(g), all contributions due from Genisys with respect to any of the Employee Plans have been made or accrued on Genisys' financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

     2.16 CORPORATE DOCUMENTS. Genisys has made available to Carreker-Antinori for examination all documents and information listed in SCHEDULES 2.01 through 2.22 or other exhibits called for by this Agreement that have been requested by Carreker-Antinori's legal counsel or accountants, including, without limitation, the following: (a) copies of Genisys' Articles of Incorporation and Bylaws as currently in effect; (b) Genisys' minute book containing all records of all proceedings, consents, actions and meetings of Genisys' directors and shareholders; (c) Genisys' stock ledger, journal and other records reflecting all stock issuances and transfers; and
(d) all permits, orders and consents issued by any regulatory agency with respect to Genisys, or any securities of Genisys, and all applications for such permits, orders and consents.

     2.17 NO BROKERS. Genisys is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein.

     2.18 DISCLOSURE. The representations and warranties contained in this Agreement and the schedules thereto delivered to Carreker-Antinori by Genisys or the Genisys Shareholders or both under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     2.19 BOOKS AND RECORDS. The books, records and accounts of Genisys (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and disposition of the assets of Genisys in all material respects, and (d) accurately and fairly reflect in all material respects the basis for Genisys Financial Statements.

     2.20 INSURANCE. Genisys maintains fire and casualty, workers compensation, general liability, "key man" and other insurance policies as listed on SCHEDULE 2.20. Neither Genisys nor any Genisys Shareholder has any knowledge that any such insurance policy will not be renewed in the normal course.

     2.21  ENVIRONMENTAL MATTERS.

          (a) During the period that Genisys has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) from or any presence thereof on any such premises that would have a material adverse effect upon the business or financial statements of Genisys. There is no presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Genisys having taken possession of any of such premises that would have a material adverse effect upon the business or financial statements of Genisys. For purposes of this Agreement, the terms "DISPOSAL," "RELEASE,"

AGREEMENT AND PLAN OF MERGER - Page 14
     and "THREATENED RELEASE" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 2.21, "HAZARDOUS MATERIALS" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date (as defined in Section 5.01) regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 ET SEQ.; (iii) the Hazardous Material Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; (v) the Occupational Safety and
     Health Act of 1970, 29 U.S.C. Section 651 ET SEQ.; (vi) regulations promulgated under any of the above statutes; or (vii) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

          (b) None of the premises currently leased by Genisys or any premises previously occupied by Genisys is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

          (c) During the time that Genisys has leased the premises currently occupied by it or any premises previously occupied by Genisys, neither Genisys nor, to the knowledge of Genisys or the Genisys Shareholders, any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials that would have a material adverse effect upon the business or financial statements of Genisys.

          (d) During the time that Genisys has leased the premises currently occupied by it or any premises previously occupied by Genisys, there has been no litigation, proceeding or administrative action brought or threatened in writing against Genisys by, or any settlement reached by Genisys with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

          (e) During the period that Genisys has leased the premises currently occupied by it or any premises previously occupied by Genisys, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

     2.22 GOVERNMENT CONTRACTS. Except as set forth on SCHEDULE 2.22, Genisys has no business contracts with any independent or executive agency, division, subdivision, audit group or procuring office of the federal government or of a state government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

     2.23 SALE OF GENISYS. Other than the transactions contemplated by this Agreement, there are currently, and within the past ninety (90) days there have been, no discussions to which Genisys is a party relating to (a) sale of all or a material portion of Genisys' assets or (b) any

AGREEMENT AND PLAN OF MERGER - Page 15
merger, consolidation, liquidation, dissolution or similar transaction involving Genisys or in which Genisys issues more than 20% of outstanding Genisys Common Stock or in which Genisys is required to obtain the approval of its shareholders.

     2.24 PRODUCT LIABILITY AND WARRANTY PROCEEDINGS. No product liability, warranty or similar actions, suits or proceedings have been asserted against Genisys since the Balance Sheet Date other than as set forth in Genisys Financial Statements.

     2.25 WARN COMPLIANCE. Since the Balance Sheet Date, Genisys has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws. Genisys has not laid off more than ten percent (10%) of its employees at any single site of employment in any ninety (90) day period during the period from October 31, 1998 through the Closing Date. It shall be the obligation of Genisys and the Genisys Shareholders to provide any notice required by said Act by reason of the provisions, execution or operation of this Agreement.

     2.26 ADA COMPLIANCE. Genisys has complied and is in material compliance with the provisions of the Americans with Disabilities Act (the "ADA").

     2.27 YEAR 2000 COMPLIANCE. Except as set forth in SCHEDULE 2.27, each automated, computerized and/or software system or program (each a "System") licensed, marketed, sold or used by Genisys as of the Closing Date is designed to be used prior to, during and after September 9, 1999 and the calendar year 2000 A.D., including leap years, and each System will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century ("Year 2000 Compliant"). Without limiting the generality of the foregoing, each of the Genisys Shareholders further represents and warrants that:

          (a) Each System will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including data which represents or references different centuries or more than one century;

          (b) Each System has been designed to ensure that it is Year 2000 Compliant, including, but not limited to, date data recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century;

          (c) Each System will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario or result within the application or generate incorrect values or invalid results involving such dates;

          (d) Each System provides that all date-related user interface functionalities include the indication of century;

          (e) All date processing by the System shall be stored and interpreted according to one of the following methods: (i) field expansion format; (ii) century indicator; (iii) converting to packed or binary fields; or (iv) industry standard date windowing techniques; and

AGREEMENT AND PLAN OF MERGER - Page 16

          (f)  Each System will continue to be Year 2000 Compliant.

Notwithstanding the preceding provisions of this Section, to the extent any such System of Genisys must perform with third-party systems or products collectively as an unified information processing system, each System will properly exchange date/time data among such other systems and programs to accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999 and from, into and between the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data; provided that any third-party system or product functions in accordance with the provisions hereof. Genisys has, prior to the Closing Date, submitted or made available to Carreker-Antinori each such System licensed, marketed, sold or used by Genisys for testing under Carreker-Antinori's Year 2000 Test Procedure, or any comparable test procedure approved by Carreker-Antinori.

     2.28 ACCOUNTS RECEIVABLE. Except for those maintenance contracts as disclosed in Schedule 2.28, a nonmaterial portion of which are not renewed in accordance with Genisys' ordinary course of business, the accounts receivable set forth in the Genisys Financial Data and those accounts receivable accruing through the Closing Date represent valid and bona fide sales to third parties incurred in the ordinary course of business, subject to no defenses, set-offs or counterclaims other than those resulting from applicable insolvency laws.

     2.29 INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. No shareholder, officer, director or Affiliate of Genisys possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of Genisys. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), not in excess of one percent (1%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.29.

     2.30 BUSINESS RELATIONS. SCHEDULE 2.30 contains an accurate list of all significant customers of Genisys (I.E., those customers representing 5% or more of Genisys' revenues for the 24 months ended October 31, 1998 or who have paid to Genisys $200,000.00 or more over any two consecutive fiscal quarters in the two years ended October 31, 1998). Except as set forth in
SCHEDULE 2.30, to the knowledge of Genisys or the Genisys Shareholders, no customer or supplier of Genisys will cease to do business with Genisys after the consummation of the transactions contemplated hereby, which cessation would have a material adverse effect on the business, operations or financial condition of Genisys. Except as set forth in SCHEDULE 2.30, since December 31, 1997, Genisys has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and no such shortage of supply of inventory items is pending or threatened. Genisys is not required to provide any bonding or other financial security arrangements in any amount in connection with any transactions with any of its customers or suppliers.

     2.31 BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 2.31 sets forth each bank, savings institution and other financial institution with which Genisys has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of Genisys is identified on SCHEDULE 2.31. Except as disclosed on such Schedule, Genisys has not given any

AGREEMENT AND PLAN OF MERGER - Page 17
revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

                                 ARTICLE III

                          INVESTMENT REPRESENTATIONS

Each Genisys Shareholder severally represents and warrants (in the proportion by which his shares of Genisys Common Stock bears to the total number of outstanding shares of Genisys Common Stock) to Carreker-Antinori as of the date of this Agreement that:

     3.01 INFORMATION DELIVERED. Such Genisys Shareholder (a) has received from Carreker-Antinori copies of the Registration Statement, as amended (the "REGISTRATION STATEMENT"), on Form S-1 (File No. 333-48399) declared effective by the Securities and Exchange Commission (the "SEC") on May 19, 1998 and Carreker-Antinori's Reports (the "REPORTS") on Form 10-Q for the fiscal quarters ended April 30, 1998, July 31, 1998, and October 31, 1998 (the Registration Statement and the Reports collectively referred to herein as the "CA SEC DOCUMENTS") and (b) has had the opportunity to ask questions of and receive answers from Carreker-Antinori concerning the terms and conditions of this Agreement and to obtain from Carreker-Antinori any additional information that Carreker-Antinori possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the CA SEC Documents.

     3.02 ACCREDITED INVESTORS. Such Genisys Shareholder (a) is an "accredited investor" as that term is defined under Regulation D under the Securities Act of 1933, as amended (the "1933 ACT"), and has such knowledge and experience in financial and business matters that such Genisys Shareholder is capable of evaluating the merits and risks of an investment in Carreker-Antinori's Common Stock, (b) fully understands the nature, scope and duration of the limitations on transfer of Carreker-Antinori's Common Stock received hereunder, described in this Agreement and (c) can bear the economic risk of an investment in the shares of Carreker-Antinori's Common Stock and can afford a complete loss of such investment.

     3.03 INVESTMENT PURPOSES. Such Genisys Shareholder further represents, warrants, acknowledges and agrees that (a) he is acquiring the shares of Carreker-Antinori's Common Stock under this Agreement for his own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such shares except as contemplated by Section 9.10 or otherwise in accordance with applicable securities laws, (b) he will not sell or otherwise transfer such shares unless, in the opinion of counsel who is reasonably satisfactory to Carreker-Antinori, the transfer can be made without violating the registration provisions of the 1933 Act and the rules and regulations thereunder, unless such sale or transfer is under an effective registration statement, and (c) the certificate representing such shares will also bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED

AGREEMENT AND PLAN OF MERGER - Page 18

           UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

     3.04 STOCK OWNERSHIP. Such Genisys Shareholder has the full legal right, power and authority to enter into this Agreement. Such Genisys Shareholder owns beneficially (subject only to any community property interest of his spouse) and of record the shares of Genisys Common Stock set forth opposite such Genisys Shareholder's name on SCHEDULE 3.04 and such shares of Genisys Common Stock, together with the other shares of Genisys Common Stock set forth on SCHEDULE 3.04, constitute all of the outstanding shares of capital stock of Genisys, and, except as set forth on SCHEDULE 3.04 hereof, such shares of Genisys Common Stock owned by such Genisys Shareholder are owned free and clear of all Liens other than standard state and federal securities laws private offering restrictions. Such Genisys Shareholder has owned Genisys Common Stock since the date set forth on SCHEDULE 3.04.

     3.05 WAIVER OF PREEMPTIVE RIGHTS. Other than as contemplated by this Agreement or any agreement to be executed in connection with this Agreement, such Genisys Shareholder has no, or hereby waives, any preemptive or other right to acquire shares of Genisys Common Stock or Carreker-Antinori Common Stock that the Genisys Shareholder has or may have had other than rights of the Genisys Shareholder to acquire Carreker-Antinori Common Stock pursuant to
(i) this Agreement or (ii) any option granted by Carreker-Antinori.

     3.06 NO DISPOSAL OF SHARES. Such Genisys Shareholder represents that there is no current plan or intention by such Genisys Shareholder to sell, exchange or otherwise dispose of any of the shares of Carreker-Antinori Common Stock received by such Genisys Shareholder in the Merger as of the Effective Time of the Merger. Shares of Genisys Common Stock and shares of Carreker-Antinori Common Stock held by the Genisys Shareholder and otherwise sold, redeemed, or disposed of prior to or subsequent to the Closing Date will be considered in making this representation.

     3.07 NO CLAIMS. Such Genisys Shareholder has no claims against Genisys. Notwithstanding any other provisions of this Agreement, the provisions of the last sentence of Section 9.02(b) shall not apply to the breach of Section 3.07.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF CARREKER-ANTINORI

           Carreker-Antinori hereby represents and warrants that, except as set forth in the Schedules provided by Carreker-Antinori attached to this
Agreement:

     4.01 ORGANIZATION AND GOOD STANDING. Carreker-Antinori is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

AGREEMENT AND PLAN OF MERGER - Page 19

     Carreker-Antinori is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on Carreker-Antinori, its assets, properties or financial condition.

     4.02  POWER, AUTHORIZATION AND VALIDITY.

          (a) Carreker-Antinori has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Carreker-Antinori is or will be a party as contemplated by this Agreement (the "CARREKER-ANTINORI ANCILLARY AGREEMENTS"). The execution, delivery and performance of this Agreement and the Carreker-Antinori Ancillary Agreements have been duly and validly approved by the Carreker-Antinori Board of Directors as required by applicable law.

          (b) No filing, authorization or approval, governmental or otherwise, is necessary to enable Carreker-Antinori to enter into, and to perform its obligations under, this Agreement and the Carreker-Antinori Ancillary Agreements, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Texas (which filing has been authorized by all necessary corporate action) and (ii) consents disclosed in SCHEDULE 4.02(b).

          (c) This Agreement and the Carreker-Antinori Ancillary Agreements are, or when executed and delivered by Carreker-Antinori will be, valid and binding obligations of Carreker-Antinori, enforceable against Carreker-Antinori in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and
     (iii) any rights to indemnification being limited under applicable securities laws; provided, however, that the Carreker-Antinori Ancillary Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

     4.03 CAPITALIZATION. The authorized capital stock of Carreker-Antinori is as set forth in the CA SEC Documents. Carreker-Antinori has no issued and outstanding shares of Preferred Stock. All issued and outstanding shares of Carreker-Antinori Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Carreker-Antinori in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

     4.04 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Carreker-Antinori Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Certificate of Incorporation or Bylaws of Carreker-Antinori, as currently in effect, (b) any material instrument or contract to which Carreker-Antinori is a party or by which Carreker-Antinori is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to and that would have a material adverse effect on Carreker-

AGREEMENT AND PLAN OF MERGER - Page 20

Antinori or its assets or properties. The consummation by Newco of the Merger will not require the consent of any third party and will not have a material adverse effect upon any rights, licenses, franchises, leases or agreements of Carreker-Antinori or Newco pursuant to the terms of those agreements, other than as set forth in SCHEDULE 4.04.

     4.05 NO BROKERS. Except for fees and expenses of BancBoston Robertson Stephens, Carreker-Antinori is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein.

     4.06 CARREKER-ANTINORI COMMON STOCK. The Carreker-Antinori Common Stock to be delivered to the Genisys Shareholders at the Closing Date shall constitute valid and legally issued shares of Carreker-Antinori, fully paid and nonassessable, and except as set forth in this Agreement (a) will be owned free and clear of all Liens created by Carreker-Antinori, and (b) subject to registration of such shares with the SEC and holding periods established by SEC rule (or state securities law or rule), will be legally equivalent in all respects to the Carreker-Antinori Common Stock issued and outstanding as of the date hereof.

     4.07 DISCLOSURE. The representations and warranties contained in this Agreement and the schedules to this Agreement delivered by Carreker-Antinori to Genisys and the Genisys Shareholders under this Agreement and each CA SEC Document as of the date of each such document, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.08 INFORMATION DELIVERED. Carreker-Antinori (a) has delivered to the Genisys Shareholders copies of the CA SEC Documents and (b) has provided the Genisys Shareholders the opportunity to ask questions of and receive answers from Carreker-Antinori concerning the terms and conditions of this Agreement and to obtain from Carreker-Antinori any additional information that Carreker-Antinori possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information described in the CA SEC Documents.

     4.09 COMPLIANCE WITH LAWS. Carreker-Antinori has complied and is in full compliance with all material Laws applicable to Carreker-Antinori or to the assets, properties and business of Carreker-Antinori. Carreker-Antinori has received all material permits and approvals from and has made all material filings with third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.



AGREEMENT AND PLAN OF MERGER - Page 21

                                  ARTICLE V

                               CLOSING MATTERS

     5.01 THE CLOSING. Subject to termination of this Agreement as provided in Article VIII, the closing of the transactions provided for herein (the "CLOSING") will take place at the office of Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas 75201 at 11:00 a.m., Dallas, Texas time on or before January 29, 1999, or as Genisys and Carreker-Antinori may mutually select (the "CLOSING DATE"). Prior to or concurrently with the Closing, the Articles of Merger and such other documents as may be required to effectuate the Merger will be filed in the offices of the Texas Secretary of State. Accordingly, the Merger will become effective at the Effective Time.

     5.02  EXCHANGE OF CERTIFICATES.

          (a) As of the Effective Time, all shares of Genisys Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Carreker-Antinori the number of shares of Carreker-Antinori Common Stock determined as set forth in
     Section 1.01, subject to Sections 1.02 and 1.03, as identified on EXHIBIT 1.01(a).

          (b) At and after the Effective Time, each certificate representing outstanding shares of Genisys Common Stock will represent the number of shares of Carreker-Antinori Common Stock into which such shares of Genisys Common Stock have been converted, and such shares of Carreker-Antinori Common Stock will be deemed registered in the name of the holder of such certificate. Upon the Effective Time, the holder of shares of Genisys Common Stock will surrender (a) the certificates of such shares (the "GENISYS CERTIFICATES") to Carreker-Antinori for cancellation or (b) an affidavit of lost (or non-issued) certificate and agreement to indemnify in form satisfactory to Carreker-Antinori (an "AFFIDAVIT"). As soon as practicable after the Effective Time and receipt of Genisys Certificates and of any Affidavits, Carreker-Antinori will issue to such surrendering holder certificate(s) for the number of shares of Carreker-Antinori Common Stock to which such holder is entitled pursuant to Section 1.01, less the shares of Carreker-Antinori Common Stock deposited into escrow pursuant to
     Section 1.02, and Carreker-Antinori will distribute any cash payable under
     Section 1.02.

          (c) All shares of Carreker-Antinori Common Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of Genisys Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with Escrow Agent, as applicable. After the Effective Time, there will be no further registration of transfers of the shares of Genisys Common Stock on the stock transfer books of Genisys. If, after the Effective Time, Genisys Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered or placed in escrow as provided in this Section 5.02.

          (d) Until certificates representing Genisys Common Stock outstanding prior to the Merger are surrendered pursuant to Section 5.02(b) above, such certificates will be

AGREEMENT AND PLAN OF MERGER - Page 22
     deemed, for all purposes, to evidence ownership of (i) the number of shares of Carreker-Antinori Common Stock into which the shares of Genisys Common Stock will have been converted, subject to the obligation to place a portion thereof in escrow as required hereby, and (ii) if applicable, cash in lieu of fractional shares.

                                  ARTICLE VI

      CONDITIONS TO OBLIGATIONS OF GENISYS AND THE GENISYS SHAREHOLDERS

           The obligations of Genisys hereunder are subject to the fulfillment or satisfaction as of the Closing of each of the following conditions (any one or more of which may be waived by Genisys and the Genisys Shareholders):

     6.01 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

     6.02 OPINION OF CARREKER-ANTINORI'S COUNSEL. The Genisys Shareholders shall have received from Locke Liddell & Sapp LLP, counsel to Carreker-Antinori, an opinion substantially in the form of EXHIBIT H.

     6.03 TAX OPINION OF GENISYS' COUNSEL. The Genisys Shareholders shall have received from Arter & Hadden LLP, counsel to Genisys, an opinion substantially in the form of EXHIBIT I relating to the status of the transaction contemplated by this Agreement as a tax-free plan of reorganization in accordance with the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Carreker-Antinori, Newco, Genisys and the Genisys Shareholders.

     6.04 NO LITIGATION. No litigation or proceeding shall be pending that will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Carreker-Antinori that has not previously been disclosed to Genisys herein.

     6.05 CERTAIN AGREEMENTS. Carreker-Antinori shall have confirmed its execution and delivery to the Genisys Shareholders of, and the enforceability against it of, the various agreements and documents specified in RECITAL E as executed and delivered by it.

     6.06 POOLING OPINION. Genisys shall have received from Ernst & Young, LLP an opinion, in the form of EXHIBIT L, that each of Carreker-Antinori, Newco and Genisys qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting would be available.

                                 ARTICLE VII

           CONDITIONS TO OBLIGATIONS OF CARREKER-ANTINORI AND NEWCO

AGREEMENT AND PLAN OF MERGER - Page 23

           The obligations of Carreker-Antinori and Newco hereunder are subject to the fulfillment or satisfaction as of the Closing of each of the following conditions (any one or more of which may be waived by Carreker-Antinori):

     7.01 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance that would prohibit or render illegal the transactions provided for in this Agreement.

     7.02 OPINION OF GENISYS' COUNSEL. Carreker-Antinori shall have received from Arter & Hadden LLP, counsel to Genisys and the Genisys Shareholders, an opinion substantially in the form of EXHIBIT J.

     7.03 TAX OPINION OF COUNSEL TO CARREKER-ANTINORI. Carreker-Antinori shall have received from Locke Liddell & Sapp LLP, counsel to Carreker-Antinori, an opinion substantially in the form of EXHIBIT K relating to the status of the transaction contemplated by this Agreement as a tax-free plan of reorganization in accordance with the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code. In rendering such opinion, such counsel may require and, to the extent such counsel deems necessary or appropriate, may rely upon representations made in certificates of officers of Carreker-Antinori, Newco, Genisys and the Genisys Shareholders.

     7.04 NO LITIGATION. No litigation or proceeding shall be pending that will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a material adverse effect on the financial condition or results of operations of Genisys that has not previously been disclosed to Carreker-Antinori herein.

     7.05 DOCUMENTS. Carreker-Antinori shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Carreker-Antinori's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Genisys and Carreker-Antinori and for Carreker-Antinori to consummate the transactions contemplated hereby.

     7.06 POOLING OPINION. Carreker-Antinori shall have received from Ernst & Young, LLP an opinion, in the form of EXHIBIT L, that each of Carreker-Antinori, Newco and Genisys qualifies as an entity that may be a party to a business combination for which the pooling of interests method of accounting would be available.

     7.07 CERTAIN AGREEMENTS. Each individual identified in RECITAL D shall have confirmed his execution and delivery to Carreker-Antinori of, and the enforceability against him of, the various agreements and documents specified in such recital as executed and delivered by him.

                                 ARTICLE VIII

                           TERMINATION OF AGREEMENT

     8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

AGREEMENT AND PLAN OF MERGER - Page 24

          (a)  by the mutual written consent of Carreker-Antinori and Genisys;

          (b) by any party, if a permanent injunction or other order by any federal or state court that would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

           Any termination of this Agreement under this Section 8.01 will be effective by the delivery of written notice of the terminating party to the other parties.

     8.02 CERTAIN CONTINUING OBLIGATIONS. Following any termination of this Agreement pursuant to this Article VIII, the parties will continue to perform their respective obligations under Article IX but will not be required to continue to perform their other covenants under this Agreement.

                                  ARTICLE IX

SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     9.01  SURVIVAL OF REPRESENTATIONS.

          (a) GENISYS' REPRESENTATIONS. All representations and warranties of Genisys contained in Articles II and III of this Agreement (other than the representations and warranties contained in Sections 2.07, 2.08, 2.19 and 2.27) (the "General Representations") will remain operative and in full force and effect (but only as of the date of Closing) for a period of six
     (6) months after the Closing, regardless of any investigation made by or on behalf of the parties to this Agreement. The representations and warranties contained in Sections 2.07, 2.08, 2.19 and 2.27 (the "Special Representations") will remain operative and in full force and effect (but only as of the date of Closing) for a period of one (1) year after the Closing, regardless of any investigation made by or on behalf of the parties to this Agreement. Notwithstanding the preceding provisions of this
     Section 9.01(a), any act or omission constituting fraud shall have no limit as to time.

          (b)  CARREKER-ANTINORI'S REPRESENTATIONS.   All representations and
     warranties of Carreker-Antinori contained in Article IV of this Agreement will remain operative and in full force and effect (but only as of the date of Closing) for a period of one (1) year after the Closing, regardless of any investigation made by or on behalf of the parties to this Agreement other than any act or omission constituting fraud, which shall have no limitation as to time.

     9.02  GENISYS AGREEMENT TO INDEMNIFY.

          (a) THE GENISYS SHAREHOLDERS INDEMNITY. Subject to the limitations set forth in Section 9.02(b), the Genisys Shareholders will indemnify and hold harmless Carreker-Antinori and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Carreker-Antinori (hereinafter in this Section 9.02 referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED

AGREEMENT AND PLAN OF MERGER - Page 25

     PERSONS") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies or tax savings known to Carreker-Antinori at the time of making of claim hereunder, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Genisys or the Genisys Shareholders in this Agreement or any certificate, document or instrument delivered by or on behalf of Genisys or by the Genisys Shareholders pursuant hereto (hereafter in this Section 9.02 referred to as "CARREKER-ANTINORI DAMAGES").

          (b) GENISYS ESCROW SHARES; GENISYS INDEMNIFICATION LIMITATIONS. In seeking indemnification for Carreker-Antinori Damages under this
     Section 9.02 following the Closing, the Indemnified Persons shall exercise their remedies:

          (1) subject to subsection 9.02(b)(3), for purposes of General Representations, solely with respect to one-half (1/2) of (i) the Escrow Shares deposited in escrow as of the Closing (or an amount equal thereto in the case of stock splits, stock dividends, reverse stock splits or reverse stock dividends) and (ii) any other assets deposited in escrow pursuant to the Escrow Agreement; and

          (2) for purposes of Special Representations, solely with respect to an amount equal to all of (i) the Escrow Shares deposited in escrow as of the Closing (or an amount equal thereto in the case of stock splits, stock dividends, reverse stock splits or reverse stock dividends) and (ii) any other assets deposited in escrow pursuant to the Escrow Agreement; and

          (3) in the event of a breach of any of the representations and warranties contained in the first paragraph of Section 2.01, the first sentence of Section 2.09 and Sections 2.02(a), 2.03, and 3.04 the Indemnified Persons shall be entitled to collect Carreker-Antinori Damages from the Genisys Shareholders in addition to any Escrow Shares.

          (4) Notwithstanding any provisions of this Section 9.02(b), there shall be no limit as to amount or the source of such amounts in the case of any act or omission constituting fraud against the Genisys Shareholders.

           Except for the breach of Section 3.07 or of any covenant of the Genisys Shareholders in Articles IX or X, the indemnification provided for in Section 9.02(a) will not apply unless and until the aggregate Carreker-Antinori Damages for which one or more Indemnified Persons seeks indemnification under Section 9.02(a) exceeds $100,000, in which event the indemnification provided for in Section 9.02(a) will include all Carreker-Antinori Damages in excess of such sum. The provisions of this
     Section 9.02 shall be the sole remedy for breach of Articles II and III. The remedies for breach of representations and warranties by the Genisys Shareholders hereunder shall exist for no more than one (1) year after the Closing Date, except for acts constituting fraud.

          (c)  DEFENSE OF CLAIMS.  Promptly after the receipt by
     Carreker-Antinori of notice or discovery of any claim, damage or legal action or proceeding giving rise to

AGREEMENT AND PLAN OF MERGER - Page 26
     indemnification rights under this Section 9.02, Carreker-Antinori will give the Genisys Shareholders and, if applicable, the Escrow Agent (as such term is defined in the Escrow Agreement) written notice of such claim, damage, legal action or proceeding (for purposes of this Section 9.02, a "Claim") in accordance with Section 9.02 of this Agreement. Within seven days of delivery of such written notice, all (but not less than all) of the Genisys Shareholders may, with Carreker-Antinori's written consent, which shall not be unreasonably withheld, at the expense of the Genisys Shareholders, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If the Genisys Shareholders make the foregoing election, then the Genisys Shareholders will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify Carreker-Antinori of the progress of any such Claim, will permit Carreker-Antinori, at its expense, to participate in such prosecution or defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the reasonable opinion of Carreker-Antinori, for the same counsel to represent both Carreker-Antinori and the Genisys Shareholders in the resolution of such Claim, then Carreker-Antinori may retain separate counsel, the fees and expenses of which shall not be borne by Carreker-Antinori but shall instead be borne by the Genisys Shareholders) and will provide Carreker-Antinori with reasonable access to all relevant information and documents relating to the Claim and the Genisys Shareholders' prosecution or defense thereof. If any Genisys Shareholder does not make such election, then Carreker-Antinori shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify the Genisys Shareholders of the progress of any such Claim, and will permit the Genisys Shareholders, at the expense of the Genisys Shareholders (which expense shall be paid for from sources other than the Escrow Shares), to participate in such prosecution or defense and will provide the Genisys Shareholders with reasonable access to all relevant information and documents relating to the Claim and Carreker-Antinori's prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate, and will cause its counsel, if any, to fully cooperate, with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either Carreker-Antinori (if the Genisys Shareholders defend the Claim) or the Genisys Shareholders (if Carreker-Antinori defends the Claim), such consent not to be unreasonably withheld. For purposes of any Claims arising out of or relating to Section 9.02 and payable in accordance with the Escrow Agreement, Kevin J. Taylor shall act as Representative of the Genisys Shareholders, and Kevin J. Taylor is duly authorized to be such Representative and may bind the Genisys Shareholders for such purposes.

          (d) NOTICE OF CLAIMS. Any written notice of a Claim required under this Section 9.02 (for purposes of this Section 9.02, a "Notice of Claim") will be in writing and will contain the following information to the extent reasonably available to Carreker-Antinori:

                (1) Carreker-Antinori's good faith estimate of the reasonably foreseeable maximum amount of the alleged Carreker-Antinori Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Carreker-Antinori or Genisys); and

AGREEMENT AND PLAN OF MERGER - Page 27

                (2) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Carreker-Antinori Damages based on Carreker-Antinori's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Carreker-Antinori) and copies of any formal demand or complaint.

          (e) REPRESENTATIVE. For purposes of Claims under Section 9.02 that are payable under the Escrow Agreement, the Genisys Shareholders hereby consent to the appointment of the Representative, as representative of the Genisys Shareholders, and as the attorney-in-fact for and on behalf of each Genisys Shareholder, and, subject to the express limitation set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative for Claims under Section 9.02 that are payable under the Escrow Agreement, including, without limitation, the exercise of the power to (i) authorize delivery to Carreker-Antinori of the Escrow Shares, or any portion thereof, in satisfaction of any Claims, (ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. The Representative will have unlimited authority and power to act on behalf of each Genisys Shareholder with respect to Claims under Section 9.02 that are payable under the Escrow Agreement and the disposition, settlement or other handling of all Claims, rights or obligations arising under Section 9.02 that are payable under the Escrow Agreement so long as all Genisys Shareholders are treated in the same manner. The Genisys Shareholders will be bound by all actions taken by the Representative in connection with Claims under Section 9.02 that are payable under the Escrow Agreement, and Carreker-Antinori will be entitled to rely on any action or decision of the Representative. In performing the functions specified in Section 9.02 and the Escrow Agreement, the Representative will not be liable to the Genisys Shareholders in the absence of gross negligence or willful misconduct. Kevin J. Taylor hereby accepts the position of Representative subject to the right to resign as set forth below. The Representative may resign from such position, effective upon a new representative being appointed in writing by Genisys Shareholders who beneficially own a majority of the Escrow Shares. The Representative will not be entitled to receive any compensation from Carreker-Antinori or the Genisys Shareholders in connection with this Agreement or the Escrow Agreement. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken pursuant to the terms of Section 9.02 and the Escrow Agreement will be paid (but not out of the Escrow Shares) by the Genisys Shareholders to the Representative in proportion to their percentage interests in the Escrow Shares as set forth on ATTACHMENT A to the Escrow Agreement.

     9.03  CARREKER-ANTINORI AGREEMENT TO INDEMNIFY.

          (a) CARREKER-ANTINORI INDEMNITY. Subject to the limitations set forth in Section 9.03(b), Carreker-Antinori will indemnify and hold harmless the Genisys Shareholders (hereinafter in this Section 9.03 referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all claims,

AGREEMENT AND PLAN OF MERGER - Page 28
     demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies or tax savings known to any Genisys Shareholder at the time of making of claim hereunder, arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Carreker-Antinori in this Agreement or any certificate, document or instrument delivered by or on behalf of Carreker-Antinori pursuant hereto (hereafter in this Section 9.03 referred to as "GENISYS DAMAGES").

          (b) CARREKER-ANTINORI INDEMNIFICATION LIMITATIONS. Except for the breach of any covenant of Carreker-Antinori in Articles IX or X, the indemnification provided for in Section 9.02(b) will not apply unless and until the aggregate Genisys Damages for which one or more Indemnified Persons seeks indemnification under Section 9.03(a) exceeds $100,000, in which event the indemnification provided for in Section 9.03(a) will include all Genisys Damages in excess of such sum. The provisions of this
     Section 9.03 shall be the sole remedy against Carreker-Antinori for breach of Article IV.

          (c) DEFENSE OF CLAIMS. Promptly after the receipt by any Genisys Shareholder of notice or discovery of any claim, damage or legal action or proceeding giving rise to indemnification rights under this Section 9.03, such Genisys Shareholder will give Carreker-Antinori written notice of such claim, damage, legal action or proceeding (for purposes of this Section 9.03, a "Claim") in accordance with this Section 9.03. Within seven days of delivery of such written notice, Carreker-Antinori may, with such Genisys Shareholder's written consent, which shall not be unreasonably withheld, at the expense of Carreker-Antinori, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement. If Carreker-Antinori makes the foregoing election, then Carreker-Antinori will take all necessary steps to contest any such Claim or to prosecute or defend such Claim to conclusion or settlement, and will notify such Genisys Shareholder of the progress of any such Claim, will permit such Genisys Shareholder, at its expense, to participate in such prosecution or defense (PROVIDED, HOWEVER, that if a conflict of interest exists which would make it inappropriate, in the reasonable opinion of such Genisys Shareholder, for the same counsel to represent both such Genisys Shareholder and Carreker-Antinori in the resolution of such Claim, then such Genisys Shareholder may retain separate counsel, and the fees and expenses of one such counsel for all applicable Genisys Shareholders shall be borne by Carreker-Antinori rather than by any such Genisys Shareholder) and will provide such Genisys Shareholder with reasonable access to all relevant information and documents relating to the Claim and Carreker-Antinori's prosecution or defense thereof. If Carreker-Antinori does not make such election, then such Genisys Shareholder shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest any such Claim involving third parties or to prosecute or defend such Claim to conclusion or settlement, will notify Carreker-Antinori of the progress of any such Claim, and will permit Carreker-Antinori, at the expense of Carreker-Antinori, to participate in such prosecution or defense and will provide Carreker-Antinori with reasonable access to all relevant information and documents relating to the Claim and such Genisys Shareholder's prosecution or defense thereof. In either case, the party not in control of a Claim will fully cooperate with, and will cause its counsel, if any, to fully cooperate with, the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim

AGREEMENT AND PLAN OF MERGER - Page 29
     without the written consent of either such Genisys Shareholder (if Carreker-Antinori defends the Claim) or Carreker-Antinori (if such Genisys Shareholder defends the Claim), such consent not to be unreasonably withheld.

          (d) NOTICE OF CLAIMS. Any written notice of a Claim required under this Section 9.03 (for purposes of this Section 9.03, a "Notice of Claim") will be in writing and will contain the following information to the extent reasonably available to such Genisys Shareholder:

                (1) such Genisys Shareholder's good faith estimate of the reasonably foreseeable maximum amount of the alleged Genisys Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against such Genisys Shareholder); and

                (2) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Genisys Damages based on such Genisys Shareholder's good faith belief thereof and the basis under this Agreement for such Claim, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to such Genisys Shareholder) and copies of any formal demand or complaint.

     9.04  [Intentionally left blank]

     9.05 CERTAIN AGREEMENTS. The Genisys Shareholders will use all reasonable efforts to cause all present employees of Genisys to execute Carreker-Antinori's forms of assignments of copyright and other intellectual property rights, noncompetition and trade secret agreements and confidentiality agreements.

     9.06 REGULATORY APPROVALS BY GENISYS SHAREHOLDERS. The Genisys Shareholders will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Carreker-Antinori may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. The Genisys Shareholders will use all reasonable efforts to obtain or assist Carreker-Antinori in obtaining all such authorizations, approvals and consents.

     9.07 GENISYS AFFILIATE AGREEMENTS. To facilitate the treatment of the Merger for accounting purposes as a "pooling of interests," Genisys will use all reasonable efforts to cause each of its affiliates to execute and deliver to Carreker-Antinori, on or prior to Closing, a written agreement (the "GENISYS AFFILIATE AGREEMENT") in substantially the form of EXHIBIT F providing that such person has not within the 30-day period prior to the Effective Time, and will not until after such time as Carreker-Antinori has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Genisys and Carreker-Antinori, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Genisys Common Stock or Carreker-Antinori Common Stock, in either case except to the extent permitted by, and in accordance with, the Commission's Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76, if and to the extent such release and buildings remain in full force and effect at the relevant time.

AGREEMENT AND PLAN OF MERGER - Page 30

     9.08 REGULATORY APPROVALS BY CARREKER-ANTINORI. Carreker-Antinori will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Genisys may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Carreker-Antinori will use all reasonable efforts to obtain or assist Genisys in obtaining all such authorizations, approvals and consents.

     9.09 CARREKER-ANTINORI AFFILIATE AGREEMENTS. To facilitate the treatment of the Merger for accounting purposes as a "pooling of interests," Carreker-Antinori will use all reasonable efforts to cause each of its officers and directors that are affiliates to execute and deliver to Carreker-Antinori, on or prior to Closing, a written agreement (the "CARREKER-ANTINORI AFFILIATE AGREEMENT") in substantially the form of EXHIBIT G providing that such person has not within the 30-day period prior to the Effective Time, and will not until after such time as Carreker-Antinori has published (within the meaning of Accounting Series Release No. 135, as amended, of the Commission) financial results covering at least 30 days of combined operations of Genisys and Carreker-Antinori, sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any shares of Genisys Common Stock or Carreker-Antinori Common Stock, in either case except to the extent permitted by, and in accordance with, the Commission's Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76, if and to the extent such release and buildings remain in full force and effect at the relevant time.

     9.10  REGISTRATION RIGHTS.

          (a) Subject to Section 9.10(b), Carreker-Antinori shall use its reasonable best efforts to register with the SEC and under applicable state securities laws the Carreker-Antinori Common Stock issued in connection with this Agreement (including without limitation the Escrow Shares) (the "REGISTRABLE SECURITIES") within six (6) months after the Closing Date and shall use its reasonable best efforts to maintain the continued effectiveness of such registration statement for 180 days after the date such registration statement is declared effective by the SEC. Notwithstanding the preceding sentence, if Carreker-Antinori furnishes to the Genisys Shareholders a certificate signed by its Chief Executive Officer stating that in the good faith judgment of the Board of Directors of Carreker-Antinori, it would be seriously detrimental to Carreker-Antinori and its stockholders for such registration statement to be effected at such time, Carreker-Antinori shall have the right to defer effecting such registration for a period of not more than 120 days after such 180-day period; PROVIDED that such right to delay a request shall be exercised by Carreker-Antinori not more than once and if Carreker-Antinori undertakes a primary registration in connection with the issuance of its Common Stock following such a delay, the Registrable Securities shall be included therein subject to Section 9.10(b).

          (b) Notwithstanding any other provision of this Section, if a registration pursuant to this Section involves a firm commitment, underwritten offering of the securities so being registered and if the managing underwriter of such offering informs Carreker-Antinori and each holder of Registrable Securities by letter of its belief that marketing factors require a limitation of the number of Registrable Securities to be

AGREEMENT AND PLAN OF MERGER - Page 31
     included in the registration and underwriting, Carreker-Antinori may limit the number of Registrable Securities to be included in the registration and underwriting, with first priority being given to securities proposed to be issued by the Carreker-Antinori, second priority being given to holders of Registrable Securities, on a pro rata basis based on amount of Registrable Securities issued to such Genisys Shareholder in proportion to the amount of Registrable Securities issued hereunder among the holders of Registrable Securities, and third priority being given to other selling shareholders, if any.

          (c) It is a condition precedent to the obligations of Carreker-Antinori to take any action pursuant to this Section hereof with respect to the Registrable Shares of any Shareholder that such Shareholder shall furnish to Carreker-Antinori such information regarding himself, the Carreker-Antinori Common Stock owned by him and the intended method of disposition of such securities as shall be required to effect the registration of such person's Registrable Shares and be required to effect the registration of such person's Registrable Shares and as may be required from time to time to keep such registration current.

          (d) Except as otherwise provided, all expenses incurred by or on behalf of Carreker-Antinori in connection with registrations, filings or qualifications pursuant to this Section hereof, including without limitation all registration, filing and qualification fees, the fees and expenses incurred in connection with the listing of the Registrable Shares to be registered on each security exchange on which shares of Carreker-Antinori Common Stock are then listed, printer's and accounting fees, and fees and disbursements of counsel for Carreker-Antinori, shall be borne by Carreker-Antinori; provided that in no event shall Carreker-Antinori be obligated to bear underwriting, brokerage or related fees, discounts or commissions or the fees or expenses of counsel or advisors to the Genisys Shareholder.

          (e) Each of Carreker-Antinori and the Genisys Shareholders shall agree to such other reasonable and customary arrangements, undertakings and indemnifications with respect to the registration of the Registrable Shares as may be requested by any of them (or by any underwriter to the extent Registrable Shares are offered or sold by means of a firm commitment underwriting), but shall not be obligated to enter into any underwriting arrangements. Without limiting the foregoing:

                (1) To the extent permitted by law, Carreker-Antinori will indemnify and hold harmless each holder of Registrable Securities (each a "Holder"), the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities
           Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Carreker-Antinori: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a

AGREEMENT AND PLAN OF MERGER - Page 32
           material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Carreker-Antinori of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Carreker-Antinori will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9.10(e)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Carreker-Antinori, which consent shall not be unreasonably withheld, nor shall Carreker-Antinori be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                (2) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Carreker-Antinori, each of its directors, its officers, and legal counsel and each person, if any, who controls Carreker-Antinori within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Carreker-Antinori or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder (or its counsel) and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Carreker-Antinori or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 9.10(e)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 9.10(e)(2) exceed the net proceeds from the offering received by such Holder.

AGREEMENT AND PLAN OF MERGER - Page 33

                (3) If the indemnification provided for in this Section 9.10(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                (4) The obligations of Carreker-Antinori and Holders under this
           Section 9.10 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                                     ARTICLE X

                                   MISCELLANEOUS

     10.01 GOVERNING LAW; SPECIFIC PERFORMANCE; DISPUTE RESOLUTION. The laws of the State of Texas (without regard to its choice of law principles that might apply the law of another jurisdiction) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments and other remedies at law would be inadequate in the case of any breach of the covenants contained herein and each party agrees that any other party shall be entitled to equitable relief, including the remedy of specific performance, without posting of bond or other security, with respect to any breach or attempted breach of such covenants. Any dispute hereunder ("DISPUTE") shall be settled by arbitration in Dallas, Texas and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA RULES") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

          (a) COMPENSATION OF ARBITRATOR. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be

AGREEMENT AND PLAN OF MERGER - Page 34
     determined by the parties or by the American Arbitration Association, but based upon a reasonable hourly or daily consulting rate for the arbitrator if the parties are not able to agree upon his or her rate of compensation.

          (b) SELECTION OF ARBITRATOR. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with Texas contract law and experienced in mergers and acquisitions; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. If the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

          (c) PAYMENT OF COSTS. Carreker-Antinori and the Genisys Shareholders will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the non-prevailing party, and the arbitrator will be authorized to make such determinations.

          (d) BURDEN OF PROOF. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a Texas judicial proceeding.

          (e) AWARD. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

          (f) TERMS OF ARBITRATION. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

          (g) EXCLUSIVE REMEDY. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

     10.02 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     10.03 SEVERABILITY. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be

AGREEMENT AND PLAN OF MERGER - Page 35
interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such unenforceable provision of this Agreement with valid and enforceable provisions that will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provisions.

     10.04 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

     10.05 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     10.06 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default of any succeeding breach or default. This Agreement may be amended by the parties at any time.

     10.07 NO WAIVER. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provisions on any other occasion.

     10.08 EXPENSES. Unless otherwise provided in the Agreement, each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, Genisys will pay at or immediately before the Closing the reasonable accounting and attorneys' fees and expenses and other fees and expenses incurred by Genisys in connection with the Merger. Genisys will not incur in connection with the Merger (and its related transactions, preparations and negotiations) expenses for fees and expenses of lawyers, accountants and other professionals in excess of $65,000 except in amounts mutually agreed between Genisys and Carreker-Antinori, unless any such fees or expenses incurred by Genisys in excess of the mutually agreed upon amount are paid by the Genisys Shareholders on or before the Closing (and if such payment is not made on or before the Closing, then Genisys may (but shall not be obligated to) pay such excess fees or expenses, in which event Genisys will be entitled to be reimbursed by the Genisys Shareholders for such payment and, if not so reimbursed, Genisys will be entitled to treat the amount of payment as Carreker-Antinori Damages recoverable under Section 9.02 (without regard to the $100,000 minimum specified in Section 9.02) and the Escrow Agreement).

     10.09 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by facsimile, mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by

AGREEMENT AND PLAN OF MERGER - Page 36
registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                    (i)  If to Carreker-Antinori:

                         Carreker-Antinori, Inc.
                         14001 North Dallas Parkway, Suite 1100
                         Dallas, Texas 75240
                         Attention:  Jim Dow
                         Phone: (972) 458-1981
                         Fax: (972) 458-2567

                         with a copy to:

                         Locke Liddell & Sapp LLP
                         2200 Ross Avenue, Suite 2200
                         Dallas, Texas 75201
                         Attention:  Russell F. Coleman
                         Phone:  (214) 740-8686
                         Fax:  (214) 740-8800

                    (ii) If to Genisys or the Genisys Shareholders:

                         Genisys Operation, Inc.
                         1903 Central Drive, Suite 1100
                         Bedford, Texas  76021
                         Attention:  Kevin J. Taylor
                         Phone:  (817) 571-8900
                         Fax:  (817) 571-8778

                         Kevin J. Taylor
                         2210 Eva Lane
                         Euless, TX  76040

                         Ronald W. Kreykes
                         721 Carmel Drive
                         Keller, TX  76248

                         Robert A. Walsh
                         801 Hillcrest Trail
                         Southlake, TX  76092

                         Patrick Rogal-Davis
                         104 Van Buren Ct.
                         Colleyville, TX  76034

AGREEMENT AND PLAN OF MERGER - Page 37

                         Thomas R. Flannery
                         519 E. Beady Rd.
                         Arlington, TX  76006

                         with a copy to:

                         Arter & Hadden LLP
                         1717 Main Street, Suite 4100
                         Dallas, Texas 75201-4605
                         Attn:  Mark S. Solomon
                         Phone: (214) 761-2100
                         Fax: (214) 741-7139


or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 10.09.

     10.10 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. The language hereof will not be construed for or against either party. A reference to a section, schedule or exhibit refers to a section in, or a schedule or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. References in this Agreement to the knowledge of Genisys (or similar phrases) refer to the actual knowledge of any one or more of the officers and directors of Genisys and any of the Genisys Shareholders, each after due inquiry of its internal records or publicly available information; references in this Agreement to the knowledge of Carreker-Antinori (or similar phrases) refer to the actual knowledge of Subhash Mukerji or Jim Dow after due inquiry of its internal records or publicly available information.

     10.11 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership among the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section 10.11.

     10.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

     10.13 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement.

AGREEMENT AND PLAN OF MERGER - Page 38

     10.14 PUBLIC ANNOUNCEMENT. Carreker-Antinori and Genisys will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement.

     10.15 CONFIDENTIALITY. Except as expressly authorized by Carreker-Antinori in writing, Genisys and each Genisys Shareholder will not directly or indirectly divulge to any person or entity or use any Carreker-Antinori Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by Genisys in writing, Carreker-Antinori will not directly or indirectly divulge to any person or entity or use any Genisys Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "CARREKER-ANTINORI CONFIDENTIAL INFORMATION" consists of (a) any information designated by Carreker-Antinori as confidential whether developed by Carreker-Antinori or disclosed to Carreker-Antinori by a third party, (b) the source code to any Carreker-Antinori software, and any trade secrets relating to any of the foregoing and (c) any information relating to Carreker-Antinori's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "GENISYS CONFIDENTIAL INFORMATION" consists of (x) any information designated by Genisys as confidential whether developed by Genisys or disclosed to Genisys by a third party, (y) the source code to any Genisys software, and any trade secrets related to any of the foregoing and (z) any information relating to Genisys product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how. "CARREKER-ANTINORI CONFIDENTIAL INFORMATION" and "GENISYS CONFIDENTIAL INFORMATION" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 10.14. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has therefore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

     Following any termination of this Agreement pursuant to Article VIII, each party agrees that for a period of two years commencing January 31, 1999, such party will not initiate discussions with respect to prospective employment of the other party's employees.

     10.16 TIME IS OF THE ESSENCE. The parties acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each use their best efforts to satisfy all the conditions to Closing on or before January 31, 1999.

     10.17 ENTIRE AGREEMENT. This Agreement, the schedules and exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, among the parties with respect to the subject matter hereof (including, without limitation, that certain letter of intent among them dated as of

AGREEMENT AND PLAN OF MERGER - Page 39

November 18, 1998). The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

     10.18 TERMINATION OF SHAREHOLDERS AGREEMENT; WAIVER OF PREEMPTIVE RIGHTS. Each of Genisys, the Genisys Shareholders and the other parties to that certain Shareholders Agreement effective as of April 10, 1998 hereby terminates such agreement without further obligation or liability and each of the Genisys Shareholders and each of their respective spouses hereby waives any preemptive or other right to acquire shares of Genisys Common Stock or Carreker-Antinori Common Stock that such person currently has or may have had in the past.

                          [INTENTIONALLY LEFT BLANK]












AGREEMENT AND PLAN OF MERGER - Page 40

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CARREKER-ANTINORI, INC.              GENISYS OPERATION, INC.

By:  /s/ Richard L. Linting          By:  /s/ Kevin J. Taylor
     -----------------------------         -----------------------------
     Name: Richard L. Linting              Name: Kevin J. Taylor
           -----------------------               -----------------------
     Title: President                      Title: President
           -----------------------                ----------------------


GO ACQUISITION CORP.

By:  /s/ James L. Dow                THE GENISYS SHAREHOLDERS
     -----------------------------
     Name: James L. Dow
           -----------------------
     Title: Vice President
            ----------------------
                                     /s/ Kevin J. Taylor
                                     ------------------------------------------
                                     Kevin J. Taylor

                                     /s/ spouse
                                     ------------------------------------------
                                     Spouse of Kevin J. Taylor

                                     /s/ Ronald W. Kreykes
                                     ------------------------------------------
                                     Ronald W. Kreykes

                                     /s/ spouse
                                     ------------------------------------------
                                     Spouse of Ronald W. Kreykes

                                     /s/ Thomas R. Flannery
                                     ------------------------------------------
                                     Thomas R. Flannery

                                     /s/ spouse
                                     ------------------------------------------
                                     Spouse of Thomas R. Flannery

                                     /s/ Robert A. Walsh
                                     ------------------------------------------
                                     Robert A. Walsh

                                     /s/ Robert A. Walsh (by power of attorney)
                                     ------------------------------------------
                                     Spouse of Robert A. Walsh

                                     /s/ Patrick M. Rogal-Davis
                                     ------------------------------------------
                                     Patrick M. Rogal-Davis

                                     /s/ spouse
                                     ------------------------------------------
                                     Spouse of Patrick M. Rogal-Davis


AGREEMENT AND PLAN OF MERGER - Page 41